John W. Hlywak, Jr. (Investors)               Jay Higham (Media/Physicians)
Senior Vice President & CFO                   Senior Vice President of Marketing
IntegraMed America, Inc.                      IntegraMed America, Inc.
(914) 251-4143                                (914) 251-4127
jhlywak@integramed.com                        jhigham@integramed.com
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http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
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(212) 838-3777
Bruce Voss (bvoss@lhai.com)
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(310) 691-7100
www.lhai.com


                 INTEGRAMED AMERICA APPOINTS SCIENTIFIC DIRECTOR
   -- PLANNING NEW LABORATORY SERVICES PROGRAM FOR LEADING FERTILITY CENTERS--

PURCHASE, N.Y. (February 14, 2002) -- IntegraMed America, Inc. (Nasdaq:
INMD) today announced the appointment of Michael J. Tucker, Ph.D. to the position of Scientific Director. Dr. Tucker, one of the world's leading embryologists, is joining the Company in this new role to improve the support the Company can provide to embryology laboratories at IntegraMed affiliated fertility centers.

"We are very pleased to be able to announce a formal relationship with Dr. Tucker," said Gerardo Canet, President and CEO of IntegraMed America, Inc. "Dr. Tucker has an outstanding reputation as a leading embryologist and an impressive track record of success in working with fertility centers to improve patient treatment. Our ability to offer his expertise on a formal contracted basis to affiliated fertility centers is yet another example of the innovative services we offer to support patients and improve treatment outcomes."

Sophisticated fertility treatment, particularly treatment involving in vi tro fertilization, relies heavily on expensive equipment, facilities and personnel in embryology laboratories. Having access to these resources contributes to the clinical success of treatment, and therefore the competitive advantage of individual fertility centers. Dr. Tucker's appointment as Scientific Director will help the Company launch a new program to provide embryology laboratory support for contracted fertility centers across the country that do not have access to the personnel necessary to optimize clinical success.

"IntegraMed has built an impressive reputation of providing services to many of the most successful fertility centers across the country," said Michael J. Tucker, Ph.D. "I am excited about the opportunity to lead the effort in supporting the embryology laboratory as part of the company's commitment to expand its offerings to physicians and patients."

                                    - more -

Dr. Tucker has established successful in vitro fertilization programs around the world. He helped generate the first pregnancy in North America from the use of intracytoplasmic sperm injection and from using cryopreserved donor eggs. He has published more than 90 peer-reviewed papers in professional journals and has served as an Ad Hoc reviewer for journals such as Fertility & Sterility, Human Reproduction and Journal of Assisted Reproduction and Genetics. Dr. Tucker received his Ph.D. in Reproductive Physiology from the University of Birmingham in the United Kingdom.

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability at Reproductive Science Centers managed by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).



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